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                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


DATE: January 1, 2001

PARTIES AND ADDRESSES:

         CorVu Corporation
         3400 West 66th Street, Suite 445
         Edina, MN  55345                                        (the "Company")

         Justin MacIntosh
         Level 4, 1 James Place
         North Sydney NSW 2060 AUSTRALIA                           ("Executive")


RECITALS:

         A. The Company is a Minnesota corporation engaged principally in the business of developing, manufacturing and selling business software programs.

         B. Executive is currently employed as the Company's Chairman, President and Chief Executive Officer pursuant to an employment agreement effective as of July 1, 1999 which terminates June 30, 2002 (the "Agreement").

         C. In consideration of the Company's business performance and to provide further incentives to Executive, the Company and Executive desire to amend the compensation provisions of the Agreement.


AGREEMENTS:

         In consideration of the mutual promises and undertakings set forth herein, the Company and Executive agree as follows:

         1. Article 2 "Compensation" of the Agreement is deleted and replaced by the following provision:

                                    ARTICLE 2
                                  COMPENSATION

                           "2.1 COMPENSATION. Subject to Paragraph 4.2 and
                  Articles 5, 7, 8 and 9 hereof, Executive shall be paid compensation for the performance of his duties hereunder as follows:

                           (a) ANNUAL BASE SALARY. During the term of this Agreement, the Company shall pay Executive an annual base salary of $180,000 commencing July 1, 2000 payable monthly, which may be adjusted from time to time by the


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                           Board of Directors. The Company shall be entitled to
                           deduct or withhold all taxes and charges which the Company may be required to deduct or withhold therefrom.

                           (b) ACCRUED SALARY. Executive agrees to forgive cash compensation in the total amount of $241,588 that was accrued under the Agreement for the period through December 31, 2000.

                           (c) BONUS COMPENSATION. In addition to the base salary, Employer shall be eligible to receive bonus compensation based on the Company's achievement of certain pre-determined audited annual earnings before interest and taxes ("EBIT") for the Company's fiscal years 2001, 2002, and 2003, respectively. The Compensation Committee of the Company's board of directors has approved the following bonus compensation criteria for such fiscal years:

                           ---------------------------------- -----------------------------------------
                                     AUDITED EBIT                 AMOUNT OF BONUS COMPENSATION
                           ---------------------------------- -----------------------------------------
                           Up to $1,000,000                   Thirty percent (30%) of EBIT
                           ---------------------------------- -----------------------------------------
                           $1,000,001 to $2,000,000           Twenty percent (20%) of EBIT
                           ---------------------------------- -----------------------------------------
                           $2,000,001 to $3,000,000           Ten percent (10%) of EBIT
                           ---------------------------------- -----------------------------------------
                           Over $3,000,000                    Five percent (5%) of EBIT
                           ---------------------------------- -----------------------------------------

                           Executive's bonus compensation pursuant to this subdivision, if any, will be paid to him in a lump sum within fifteen (15) days following the filing of the audited financial statements for the most recently completed fiscal year as filed with the Securities and Exchange Commission (SEC). Executive's bonus compensation, if any, shall be subject to withholding for income and FICA taxes and any other proper deductions. Notwithstanding anything to the contrary, the Company's payment of bonus compensation to Executive in the event Executive does not remain in Company's employ for the full then current fiscal year shall be controlled by Paragraph 2.2 of this Agreement.

                           (d) ADDITIONAL BONUS PAYMENTS. The Compensation Committee of the Company's board of directors may in its sole discretion grant to Executive bonus payments in addition to the bonus compensation specified in subdivision (c) of this Section.

                           (e) OPTIONS. Executive shall also be granted options to purchase a total of 675,000 shares of the Company's common stock at $1.33 per share, with 225,000 of said options vesting on July 1, 1999, 225,000 options vesting on July 1, 2000, and 225,000 options vesting on July 1, 2001. The options must be exercised within 7 years from the date of grant of the options and shall be subject to such other terms and conditions as are contained in a Stock Option Agreement between Company and Executive evidencing such options.

                           2.2) TERMINATION OF COMPENSATION. Except as provided
                  in Articles 4, 7, 8 and 9 of this Agreement, the Company's obligation to pay compensation to Executive under this Article 2 shall terminate at the close of business on the date on which Executive's employment is terminated; provided, however, that:


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                           (a) the Company shall remain liable to pay Executive
                           any amounts due Executive for services rendered prior to such termination date pursuant to Paragraph 2.1(a); and

                           (b) the Company shall calculate Executive's earned bonus compensation pro rata to and including the date of termination. If Executive's employment is terminated during the first three quarters of the Company's fiscal year, Executive's earned bonus compensation shall be calculated based on the Company's unaudited financial statements as filed with the SEC; for the quarter in which the termination occurred, the earned bonus compensation shall be pro rated based on the number of calendar days Executive was employed by the Company. If Executive's employment is terminated in the fourth quarter of the Company's fiscal year, the Executive's earned bonus compensation shall be calculated pro rata based on the Company's audited financial statements. The Company shall pay Executive any earned bonus within fifteen (15) days after the filing of unaudited quarterly results with the SEC, or within fifteen (15) days following the filing of the audited financial statements for the most recently completed fiscal year as filed with the SEC.

         2. Section 5.2 "COMPENSATION UPON TERMINATION OF EXECUTIVE'S EMPLOYMENT" of the Agreement is eleted and replaced by the following provision:

                  "5.2 COMPENSATION UPON TERMINATION OF EXECUTIVE'S EMPLOYMENT. In the event that Executive's employment with the Company terminates, the following provisions shall govern as applicable:

                           (a) If termination occurs pursuant to Paragraph 5.1(a) (by mutual written agreement) the agreement of the parties shall control.

                           (b) If termination occurs pursuant to Paragraph 5.1(b) (for death), all benefits shall terminate as of the termination date, and base salary and bonus shall terminate as provided in Paragraph 2.2.

                           (c) If termination occurs pursuant to Paragraph 5.1(c) (for Cause) or 5.1(h) (resign without Good Reason), all benefits shall terminate as of the termination date, and base salary and any earned bonus shall be paid to the date of termination as provided in Paragraph 2.2.

                           (d) If termination occurs pursuant to Paragraph 5.1(d) (disability), the provisions of Paragraph 4.2 shall govern the termination of benefits, base salary and bonus.

                           (e) If termination occurs pursuant to Paragraph 5.1(e) (retirement), the provisions of Paragraph 5.2(b) shall govern the termination of benefits, base salary and bonus.


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                           (f) If termination occurs pursuant to 5.1(f) (by the
                           Company without Cause) then Executive's base salary and any earned bonus shall be paid to the date of termination as provided in Paragraph 2.2 and in addition:

                                    (i) the Company shall pay Executive, as
                                    severance pay, in accordance with the
                                    Company's normal payroll practices for
                                    executive employees, such number of
                                    consecutive monthly installments of his base salary in effect as of the date of termination as is equal to the greater of
                                    (A) the number of months remaining in the Term (without regard to renewals) of this Agreement, or (B) nine (9).

                                            (ii) Executive shall be entitled to
                                    continued participation in hospital and
                                    medical plans and programs of the Company for such period as is provided by law following termination of Executive's employment, subject to Executive's paying the employee portion of the cost of such participation and subject to termination of participation upon Executive becoming entitled to comparable benefits on subsequent employment.

                           (g) If termination occurs pursuant to Paragraph 5.1(g) the compensation provisions of Paragraph 5.2(c) shall apply.

                           (h) All payments made to Executive under this Paragraph 5.2 shall be reduced by amounts (i) required to be withheld in accordance with federal, state and local laws and regulations in effect at the time of payment, or (ii) owed to the Company by Executive for any amounts advanced, loaned or misappropriated."

3. The parties agree that this Amendment to Employment Agreement shall be retroactively effective as of July 1, 2000.

4. Except as amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement effective as of July 1, 2000.


/s/ Justin M. Macintosh
--------------------------------------------
Justin M. MacIntosh


CorVu Corporation


By:   /s/ David C. Carlson
    -------------------------------------------------
Its: Chief Financial Officer


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